UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 28, 2010

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	91-1789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Item 2.01 Completion of Acquisition or Disposition of Assets	4
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant	4
Item 3.02 Unregistered Sales of Equity Securities	4
Item 3.03 Material Modification to Rights of Security Holders	5
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	5
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	5
Item 9.01 Financial Statements and Exhibits	6
SIGNATURES	7
EXHIBIT INDEX	8

Item 1.01 Entry into a Material Definitive Agreement.

Series A Preferred Stock Financing

On December 29, 2010, Transgenomic, Inc. (the “Company”) entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC (collectively, the “Investors”), pursuant to which the Company: (i) sold to the Investors an aggregate of 2,586,205 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a price per share of $2.32 for aggregate gross proceeds of approximately $6,000,000; and (ii) issued to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 1,293,102 shares of Series A Preferred Stock with an exercise price of $2.32 per share (collectively, the “Financing”). The Warrants may be exercised at any time from December 29, 2010 until December 28, 2015 and contain a “cashless exercise” feature. The shares of Series A Preferred Stock issuable pursuant to the Series A Purchase Agreement and upon exercise of the Warrants are initially convertible into shares of the Company’s common stock (“Common Stock”) at a rate of 4-for-1, which conversion rate is subject to further adjustment as set forth in the Certificate of Designation (as defined below under Item 5.03).  Certain additional terms of the Series A Preferred Stock are described under Item 5.03 below.  The Company used the net proceeds from the Financing to acquire certain assets of Clinical Data, Inc. (“Clinical Data”) and PGx Health, LLC, a wholly-owned subsidiary of Clinical Data (“PGx”), as more fully described under Item 2.01 below.

In connection with the Financing, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has granted the Investors certain demand, “piggyback” and S-3 registration rights covering the resale of the shares of Common Stock underlying the Series A Preferred Stock issued pursuant to the Series A Purchase Agreement and issuable upon exercise of the Warrants and all shares of Common Stock issuable upon any dividend or other distribution with respect thereto.

The foregoing descriptions of the Series A Purchase Agreement, Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Series A Purchase Agreement, form of Warrant and Registration Rights Agreement, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Asset Purchase Agreement

On November 29, 2010, the Company announced that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Clinical Data and PGx.  PGx is in the business of providing the proprietary FAMILION family of genetic tests for inherited cardiac syndromes and developing and commercializing other proprietary genetic and related biomarker tests (the “Biomarker Business”).  Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, PGx agreed to sell certain assets of PGx and Clinical Data that are owned or primarily used by PGx and Clinical Data in connection with the operation of the Biomarker Business (the “Assets”). The Purchase Agreement provided, among other things, that, upon completion of the acquisition of the Assets: (i) the Company would issue to PGx a one-year senior secured promissory note in the amount of $932,000 for facility improvements made to the CLIA-certified laboratory; and (ii) PGx would be entitled to received a certain percentage of certain account receivables related to the Biomarker Business collected by the Company during the 18-month period following the closing of the acquisition.

On December 29, 2010, the Company entered into an amendment to the Purchase Agreement (the “Amendment”).    The Amendment: (i) increases the principal amount of the previously disclosed promissory note from $932,000 to $988,500, as a result of certain additional costs related to the Company’s sublease of a portion of Clinical Data’s CLIA-certified laboratory located in New Haven, Connecticut; and (ii) reduces certain percentage amounts payable upon collection of certain account receivables related to the Biomarker Business collected by the Company during the 18-month period following the closing of the acquisition.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Ancillary Agreements

Concurrently with the completion of the acquisition of the Assets, as more fully described below under Item 2.01, the Company entered into a: (i) sublease agreement with Clinical Data (the “Sublease”); and (ii) noncompetition and nonsolicitation agreement with PGx and Clinical Data (the “Noncompetition Agreement”).

Pursuant to the terms of the Sublease, the Company will sublease 23,123 square feet of space at Clinical Data’s CLIA-certified laboratory located in New Haven, Connecticut.  The base rent under the Sublease is $21,196 per month through January 31, 2011 and $40,466 per month thereafter.  The Sublease expires on March 31, 2013, unless otherwise terminated pursuant to the terms thereof.

Pursuant to the terms of the Noncompetition Agreement, PGx and Clinical Data will, for a period of three years following the closing of the Company’s acquisition of the Assets and subject to certain exceptions, be prohibited from: (i) engaging in any activity that is competitive with the Biomarker Business for a period of three years; and (ii) soliciting the employment of the Company’s employees.

Additionally, in connection with the Company’s issuance of the Notes (as defined below under Item 2.01), the Company entered into a security agreement with PGx (the “Security Agreement”), pursuant to which the Company has granted to PGx a security interest in all of the assets of the Company to secure the Company’s obligation to, among other things:  (i) repay all of the unpaid principal amount of, and accrued interest on the Notes, and perform when due of all covenants and agreements by the Company under the Notes and the Security Agreement; and (ii) pay any fees, costs or expenses of PGx under the Notes and the Security Agreement.

The foregoing descriptions of the Sublease, Noncompetition Agreement and Security Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Sublease, Noncompetition Agreement and Security Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2010, following the execution of the Amendment, the Company completed its previously announced acquisition of the Assets, pursuant to the Purchase Agreement (as amended by the Amendment).

In consideration for the purchase of the Assets and in addition to assuming certain liabilities of PGx and Clinical Data, at the closing, the Company paid to PGx $6,000,000 in cash (the “Cash Consideration”) and issued to PGx: (i) a three-year senior secured promissory note in the amount of $8,639,650 (the “First Note”); and (ii) a one-year senior secured promissory note in the amount of $988,500 for facility improvements made to the CLIA-certified laboratory (the “Second Note” and together with the First Note, the “Notes”).  The First Note will accrue interest at the rate of 10% per year, with the aggregate principal amount payable in equal quarterly installments commencing on the date that is 18 months following the closing date and continuing thereafter until the third anniversary of the closing date.  The Second Note will accrue interest at the rate of 6.5% per year, with the aggregate principal payable in 12 monthly installments with the final payment due on the first anniversary of the closing date.  The entire unpaid balance of the Notes will become immediately due and payable if:  (i) the Company fails to make timely payments under the Notes; (ii) the Company makes an assignment for the benefit of its creditors; (iii) the Company files for bankruptcy; or (iv) upon any event of default under the Security Agreement.  Additionally, under the terms of the First Note, if the Company consummates an equity financing that involves the receipt by the Company of net proceeds of not less than $6,000,000, then the Company shall, upon the consummation of such equity financing, pay to PGx the lesser of:  (i) 25% of the gross proceeds received by the Company from such financing; and (ii) the then-outstanding balance under the First Note.  Under the terms of the Second Note, in the event of a sale of all or substantially all of the assets of the Company, the Company shall pay PGx the lesser of:  (i) 100% of the proceeds, less certain fees, received by the Company pursuant to such sale; and (ii) the then-outstanding balance under the Second Note.

In addition to the Cash Consideration and the Notes, pursuant to the Purchase Agreement (as amended by the Amendment), PGx will also be entitled to receive: (i) a percentage of certain account receivables related to the Biomarker Business collected by the Company during the 18-month period following the closing; (ii) milestone payments upon the successful development and commercialization by the Company of certain gene assays relating to the Biomarker Business; and (iii) royalty/margin consideration based on certain reimbursements received by the Company in connection with the performance by the Company of certain biomarker assays relating to the Biomarker Business.  PGx may also be entitled to receive certain additional payments in the event the Company sells or otherwise transfers to a third party certain assay technologies relating to the Biomarker Business.

The foregoing descriptions of the Purchase Agreement, the Amendment, the First Note and the Second Note do not purport to be complete and are qualified in their entireties by reference to the Purchase Agreement, the Amendment, the First Note and the Second Note, which are filed as Exhibit 2.1, Exhibit 2.2, Exhibit 4.4 and Exhibit 4.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 2.01 of this Current Report on Form 8-K with respect to the Company’s acquisition of the Assets and the issuance of the Notes is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 and Item 2.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing and the acquisition of the Assets contain representations to support the Company’s reasonable belief that the Investors and PGx and Clinical Data, respectively, had access to information concerning the Company’s operations and financial condition, the Investors and PGx and Clinical Data acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors and PGx and Clinical Data are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing or the acquisition of the Assets other than communications with the Investors and PGx and Clinical Data, respectively; the Company obtained representations from the Investors and PGx and Clinical Data regarding their investment intent, experience and sophistication; and the Investors and PGx and Clinical Data either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates and notes representing the securities bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 5.03 of this Current Report on Form 8-K regarding the election of directors is incorporated by reference into this Item 3.03 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, upon completion of the Financing: (i) the following directors resigned from the Company’s board of directors (the “Board”):  Messrs. Gregory Sloma, Jeffrey Sklar and Michael McNulty (the “Former Directors”); (ii) the size of the Board was decreased to five members; and (iii) the following individuals, each of whom are affiliates of the Investors, were appointed to serve on the Board to fill the vacancies created by the resignation of the Former Directors: Rob Patzig and Doit Koppler (the “New Directors”). Mr. Patzig and Mr. Koppler will be the Class I directors of the Company.  Drs. Antonius Schuh and Rod Markin will continue to serve as Class II directors of the Company and Mr. Craig Tuttle will continue to serve as a Class III director of the Company.  The Board has not yet determined the committees of the Board to which the New Directors will be appointed.

No family relationships exist between any of the New Directors and any of the Company’s other directors or executive officers. Other than the Series A Purchase Agreement or the Certificate of Designation (as defined below under Item 5.03), there are no arrangements between any of the New Directors and any other person pursuant to which any of the New Directors was selected as a director, and other than the Financing, nor are there any transactions to which the Company is or was a participant in which any of the New Directors has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2010, in connection with the Financing, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”), designating 3,879,307 shares of the Company’s Preferred Stock as Series A Preferred Stock. Certain rights of the holders of the Series A Preferred Stock are senior to the rights of the holders of Common Stock.  The Series A Preferred Stock has a liquidation preference equal to its original price per share, plus any accrued and unpaid dividends thereon. The Series A Preferred Stock accrues cumulative dividends at the rate of 10.0% of the original price per share per annum.

Generally, the holders of the Series A Preferred Stock are entitled to vote together as a single group with the holders of Common Stock on an as-converted basis.  However, the Certificate of Designation provides that the Company shall not perform the following activities, subject to certain exceptions, without the affirmative vote of a majority of the holders of the outstanding shares of Series A Preferred Stock: (i) authorize, create or issue any other class or series of capital stock having rights, preferences or privileges senior to or in parity with the Series A Preferred Stock; (ii) alter or change the rights, preferences or privileges of the Series A Preferred Stock or increase or decrease the authorized number of shares of Series A Preferred Stock; (iii) authorize or declare any dividends on the common shares or any other shares of capital stock other than the Series A Preferred Stock; (iv) authorize any offering of equity securities of the Company representing (on a pro forma basis after giving effect to the issuance of such equity securities) the right to receive not less than 10% of any amounts or funds that would, as of immediately following such issuance, be legally available for distribution in connection with a liquidation event; (v) redeem any shares of capital stock (other than pursuant to employee agreements or the terms of the capital stock); (vi) increase or decrease the authorized number of members of the Board; (vii) enter into any binding agreement with any director, employee or any affiliate of the Company; (viii) materially change the nature of the Company’s business, enter into new lines of business or exit the current line of business or invest in any person or entity engaged in a business that is not substantially similar to the Company’s business, or change the location of any permanent location of any part of the Company’s business, in each case except as contemplated by the Purchase Agreement or any of the transaction documents included therein; (ix) make any loans or advances, individually or in the aggregate in excess of $1,000,000, to, or own any securities of, any subsidiary or other corporation or other entity unless it is wholly owned by the Company; (x) make any loan or advance to any natural person, including, without limitation, any employee or director of the Company, except advances and similar expenditures in the ordinary course of business; (xi) guarantee, directly or indirectly, any indebtedness, except for trade accounts of the Company arising in the ordinary course of business; (xii) sell or otherwise dispose of any assets of the Company with a value, individually or collectively, in excess of $500,000, other than in the ordinary course of business; (xiii) liquidate or wind-up the business and affairs of the Company or effect a change in control or any other liquidation event; (xiv) incur any indebtedness in excess of $1,000,000 in the aggregate, other than trade credit incurred in the ordinary course of business or as contemplated by the Purchase Agreement; (xv) expend funds in excess of $500,000 in the aggregate per year for capital improvements, other than any such expenditure that is consistent with a budget approved by the Board, including the directors elected by the holders of Series A Preferred Stock or as contemplated by the Purchase Agreement; (xvi) obligate the Company to make aggregate annual payments in excess of $500,000 or sell, transfer or license any material technology or intellectual property of the Company, other than a non-exclusive license in the ordinary course of business, in each case except as contemplated by the Purchase Agreement; or (xvii) increase the number of shares reserved and issuable under any of the Company’s equity or option incentive compensation plans.

Additionally, the Certificate of Designation provides that the holders of Series A Preferred Stock shall be entitled, as a separate voting group, at each annual or special election of directors, to elect two directors of the Company.

All outstanding shares of Series A Preferred Stock will be automatically converted into Common Stock, at the then applicable conversion rate, at the election of the holders of a majority of the then-outstanding shares of Series A Preferred Stock.  At any time following the fifth anniversary of the completion of the Financing, the holders of a majority of the then-outstanding Series A Preferred Stock, voting together as a separate class, can require the Company to redeem all of the then-outstanding Series A Preferred Stock at a price equal to the then-current stated value of such shares plus all accrued but unpaid dividends thereon.  The conversion rate for the Series A Preferred Stock is subject to adjustment in the event of certain stock splits, stock dividends, mergers, reorganizations, reclassifications, and dilutive issuances.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

Exhibit No.	Description

2.1+	Asset Purchase Agreement, dated November 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

2.2+	Amendment to Asset Purchase Agreement, dated December 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

3.1	Certificate of Designation of Series A Convertible Preferred Stock dated as of December 28, 2010.

4.1
Series A Convertible Preferred Stock Purchase Agreement, dated December 29, 2010, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC.

4.2	Form of Warrant.

4.3	Registration Rights Agreement, dated December 29, 2010, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC.

4.4	Secured Promissory Note, issued December 29, 2010 by Transgenomic, Inc. in favor of PGxHealth, LLC.

4.5	Secured Promissory Note, issued December 29, 2010 by Transgenomic, Inc. in favor of PGxHealth, LLC.

10.1	Sublease Agreement, dated December 29, 2010, by and between Transgenomic, Inc. and Clinical Data, Inc.

10.2	Noncompetition and Nonsolicitation Agreement, dated December 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

10.3	Security Agreement, dated December 29, 2010, by and between PGxHealth, LLC and Transgenomic, Inc.

99.1	Press release dated December 29, 2010.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2010	TRANSGENOMIC, INC.

	By:	/s/ Brett L. Frevert
Brett L. Frevert
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1+	Asset Purchase Agreement, dated November 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

2.2+	Amendment to Asset Purchase Agreement, dated December 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

3.1	Certificate of Designation of Series A Convertible Preferred Stock dated as of December 28, 2010.

4.1
Series A Convertible Preferred Stock Purchase Agreement, dated December 29, 2010, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC.

4.2	Form of Warrant.

4.3	Registration Rights Agreement, dated December 29, 2010, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC.

4.4	Secured Promissory Note, issued December 29, 2010 by Transgenomic, Inc. in favor of PGxHealth, LLC.

4.5	Secured Promissory Note, issued December 29, 2010 by Transgenomic, Inc. in favor of PGxHealth, LLC.

10.1	Sublease Agreement, dated December 29, 2010, by and between Transgenomic, Inc. and Clinical Data, Inc.

10.2	Noncompetition and Nonsolicitation Agreement, dated December 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and Transgenomic, Inc.

10.3	Security Agreement, dated December 29, 2010, by and between PGxHealth, LLC and Transgenomic, Inc.

99.1	Press release dated December 29, 2010.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.